UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2022
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CRYOLIFE, INC.

(Exact name of registrant as specified in its charter)
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Delaware	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia 30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

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(Former name or former address, if changed since last report)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CRY	NYSE

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

On January 1, 2022, CryoLife, Inc. (the “Company”) changed its state of incorporation from the State of Florida to the State of Delaware (the “Reincorporation”) pursuant to a plan of conversion effective January 1, 2022 (the “Plan of Conversion”). The Reincorporation, including the Plan of Conversion, was submitted to a vote of, and approved by, the Company’s stockholders at a special meeting of the stockholders of the Company held on November 16, 2021, as set forth in the Company definitive proxy statement on Schedule 14A as filed with the Securities and Exchange Commission on October 7, 2021 (the “Definitive Proxy Statement”).

The Reincorporation was accomplished by filing: (i) Articles of Conversion with the Department of State of the State of Florida (the “Florida Articles of Conversion”); (ii) a Certificate of Conversion with the Secretary of State of the State of Delaware (the “Delaware Certificate of Conversion”); and (iii) a Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Delaware Certificate of Incorporation”). In connection with the Reincorporation, the Company’s Board of Directors adopted new bylaws in the form attached to the Plan of Conversion, which are as were set forth in the Definitive Proxy Statement (the “Delaware Bylaws”).

Upon the effectiveness of the Reincorporation on January 1, 2022:

•The Company’s affairs ceased to be governed by the Florida Business Corporation Act and the Company’s Florida articles of incorporation and bylaws, in each case as in effect immediately prior to the Reincorporation, and the Company’s affairs became governed by the Delaware General Corporation Law, the Delaware Certificate of Incorporation, and the Delaware Bylaws;

•The resulting Delaware corporation (“CryoLife-Delaware”) (i) is deemed to be the same entity as the Company as incorporated in Florida (“CryoLife-Florida”) for all purposes under Florida and Delaware law, (ii) continues to have all of the rights, privileges, and powers of CryoLife-Florida, (iii) continues to possess all of the properties of CryoLife-Florida, and (iv) continues to have all of the debts, liabilities, and duties of CryoLife-Florida;

•Each (i) issued and outstanding share of common stock of CryoLife-Florida automatically became an issued and outstanding share of common stock of CryoLife-Delaware, (ii) option exercisable for common stock of CryoLife-Florida automatically became an equivalent option exercisable for shares of common stock of CryoLife-Delaware, (iii) warrant or other right to acquire shares of common stock CryoLife-Florida automatically became an equivalent warrant or other right to acquire shares of common stock of CryoLife-Delaware, and (iv) outstanding certificate representing shares of CryoLife-Florida common stock shall be deemed an equivalent certificate representing shares of CryoLife-Delaware common stock;

•All employee benefit and incentive plans of CryoLife-Florida continue to be employee benefit and incentive plans of CryoLife-Delaware; and

•Each director and officer of CryoLife-Florida continues to hold his or her respective office with CryoLife-Delaware.

Certain rights of the Company’s stockholders changed as a result of the Reincorporation, and such changes are described in the Definitive Proxy Statement under the sections entitled “Proposal One – Reincorporation Proposal” and “Proposal Two – Exclusive Forum Proposal,” and such description is incorporated by reference in this Item 3.03. Additionally, a more detailed description of the Plan of Conversion and the effects of the Reincorporation is set forth in the Definitive Proxy Statement under the section entitled “Proposal One – Reincorporation Proposal,” which description is incorporated by reference in this Item 3.03. The foregoing description of the Plan of Conversion, the Delaware Certificate of Conversion, the Delaware Certificate of Incorporation, the Delaware Bylaws, and the Florida Articles of Conversion is only a summary and is qualified in its entirety by reference to the full text of the Plan of Conversion, the Delaware Certificate of Conversion, the Delaware Certificate of Incorporation, the Delaware Bylaws, and the Florida Articles of Conversion, which are filed as Exhibits 2.1, 3.1, 3.2, 3.3, and 3.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 3.03 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
2.1	Plan of Conversion, effective January 1, 2022
3.1	Delaware Certificate of Conversion, effective January 1, 2022
3.2	Delaware Certificate of Incorporation, effective January 1, 2022
3.3	Delaware Bylaws, effective January 1, 2022
3.4	Florida Articles of Conversion, effective January 1, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2022

CRYOLIFE, INC.

By:	/s/ D. Ashley Lee
Name:	D. Ashley Lee
Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer